Exhibit 99.1

March 10, 2010 FOR IMMEDIATE RELEASE	Contact: WaferGen Mona Chadha 510-651-4450 Mona.Chadha@WaferGen.com

WaferGen Announces Eight New Early-Access Customers;
Ships First International SmartChip System Following CE Certification

Company’s commercialization strategy to generate revenue through early access program and service prior to general availability

Fremont, Calif., March 10, 2010 – WaferGen Biosystems, Inc. (OTCBB:WGBS), a leading developer of state-of-the-art genetic analysis systems, today announced eight new early-access customers that include major universities and service providers in the U.S. and Japan. The company also announced that it has shipped the first SmartChip Real-Time PCR System to an international customer following CE marking certification.  WaferGen’s commercialization strategy is to generate revenue through the early-access program and the recently launched service prior to broader availability of the SmartChip System planned for later this year.

The new early-access customers include Stanford University, University of California at San Francisco, University of Pittsburgh, University of Southern California (USC), the University of Texas Southwestern, two Japanese organizations, and an undisclosed U.S. biotech company.  The first international shipment was made to an organization in Japan.  Research underway at these organizations includes applications for lung disease, wound healing, stem cell research and oncology.

“These notable early users of our SmartChip platform are clear indication of its value to vastly improve gene expression analysis and genotyping in order to provide a better understanding of disease at the molecular level and advance the drug development process,” said Alnoor Shivji, WaferGen chief executive officer, president, and chairman.
“SmartChip offers researchers the high-throughput capability of interrogating thousands of genes and validating hundreds of samples simultaneously in a single run using Real-Time PCR.  This improved molecular analysis could thereby provide the potential for a patient to be diagnosed and even selected for clinical trials according to genetic information. Therapies could be developed to work on specific molecular targets.  This could shorten the drug development process, help reduce the costs of drug development, and enable more successful end-products.”

“The CE Marking certification of our SmartChip Cycler and SmartChip Nanodispenser will enable us to market and sell the SmartChip system in Europe and Japan where the CE mark is recognized,” said Shivji. “This certification along with the TUV safety approval for North America represents significant steps in our process toward commercialization.”

The CE Marking is verification that medical devices have met specified health, safety and environmental protection requirements allowing them to gain access to the EU market.

Three of the new customers have signed agreements to use the WaferGen SmartChip Service to receive gene-expression profiling services by WaferGen scientists at the company’s new headquarters facility in Fremont, Calif.   The WaferGen SmartChip Service is targeted at scientists involved in the discovery and validation of molecular biomarkers, which are gene expression patterns.   By comparing biomarkers of normal and diseased patients in the presence or absence of drugs, scientists have better insight into the genes or set of genes that can be used in drug development.

The remaining new customers are part of WaferGen’s early access program and have earlier versions of the SmartChip System; shipments have already occurred, including to the Japanese customers.  They will be able to use the SmartChip platform as part of their molecular research to enable accurate, highly sensitive, high-throughput gene expression data.  “These customers gain early access to the benefits of SmartChip while we receive revenue prior to general availability,” said Shivji.

The WaferGen SmartChip System
The SmartChip Cycler and the SmartChip Nanodispenser that received the CE/TUV certification are two of three components of the SmartChip Real-Time PCR System that also includes the SmartChip.  The SmartChip contains 5184 nanowells preloaded with primer content optimized for performance with the SmartChip System.  The SmartChip Nanodispenser is used to dispense the sample and master mix onto the SmartChip under vacuum in a specially designed fixture and vacuum chamber.  The dispensed chip is placed into the specially designed WaferGen SmartChip Cycler and subjected to Real-Time PCR and amplicon melting analyses. Data in the form of Ct (threshold cycles) and Tm (melting temperatures) are downloaded and analyzed. Combined, the SmartChip Real-Time PCR System is expected to provide industry-leading throughput levels, while offering discovery and validation capability in a single platform.  The result will be the ability to conduct gene expression research at a fraction of the time and cost currently produced by existing instrument systems.

The WaferGen SmartChip Service
The initial product run on the SmartChip platform as part of the WaferGen SmartChip Service is the SmartChip Human Oncology Gene Panel that provides pathway based gene expression profiling for Oncology. Recently made available as part of the service is the Human microRNA Panel that provides the most comprehensive human microRNA panel of more than 800 microRNAs on a single SmartChip. MicroRNAs are small non-protein-coding single-stranded RNA molecules that function as negative regulators of gene expression by targeting specific messenger RNAs that could benefit diagnosis, prognosis, and treatment of diseases such as cancer.

About WaferGen and the SmartChip Real-Time PCR System
WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genetic analysis for the life science and pharmaceutical industries.  The company is actively developing its SmartChip product for the gene expression and genotyping markets.  The SmartChip Real-Time PCR System is designed as the first whole genome, high-throughput gene expression real-time PCR platform. Combined with next-generation chemistry and optimized assays being developed by WaferGen under the guidance of David Gelfand, Ph.D., Chief Scientific Officer and one of the pioneers of PCR, this innovative system promises to deliver significant speed and cost advantages to researchers in the gene expression and genotyping markets.

Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation. The system will provide a number of key ease-of-use features including content-ready chips with gene panels optimized for microRNA, cancer, and whole genome.  WaferGen believes the SmartChip Real-Time PCR System will be the first platform to combine the high-throughput capability and cost efficiencies of existing microarrays, with the sensitivity and accuracy of real-time PCR.

Forward-Looking Statements
This press release contains certain "forward-looking statements".  Such statements include statements relating to the expected benefits and advantages of the SmartChip service for gene-expression research, the expected benefits and advantages of the SmartChip technology to other applications, the expected throughput levels of the SmartChip Real-Time PCR System and other statements relating to future events or to the company’s future financial performance and are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company.  Actual results may differ materially from the expectations contained in the forward-looking statements.  Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company’s proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov.  The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

The information stated above was prepared by WaferGen BioSystems, Inc. and reflects solely the opinion of WaferGen. Nothing in this statement shall be construed to imply any support or endorsement of WaferGen, or any of its products, by The Regents of the University of California, its officers, agents and employees.

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